      As filed with the Securities and Exchange Commission on May 14, 1998
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     41-1849591
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

600 South Highway 169, Suite 1800
   St. Louis Park, Minnesota                                 55426
(Address of Principal Executive Offices)                  (Zip Code)

                              METRIS COMPANIES INC.
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (full title of the plan)

                                                            Copy to:
           Z. Jill Barclift                        Elizabeth C. Hinck, Esq.
         Metris Companies Inc.                       Dorsey & Whitney LLP
  600 South Highway 169, Suite 1800                  Pillsbury Center South
    St. Louis Park, Minnesota 55426                  220 South Sixth Street
 (Name and address of agent for service)       Minneapolis, Minnesota 55402-1498

            (612) 525-5020                                (612) 340-7788
 (Telephone number, including area code,
        of agent for service)


                                ----------------

         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Title of each class                                  Proposed Maximum     Proposed
of Securities to be                Amount to be      Offering Price       Maximum Aggregate      Amount of
registered                         registered (1)    per Share (2)        Offering Price (2)     Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $ .01 par value,
to be issued pursuant to the Plan  100,000              $ 54.88           $ 5,488,000            $ 1,619
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) The number of shares being registered represents the number of shares of Common Stock that may be issued pursuant to the Metris Companies Inc. Non-Employee Director Stock Option Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based on the average high and low prices for shares of the Company's Common Stock on NASDAQ National Market System on May 7, 1998.


         As filed with the Securities and Exchange Commission on May 14, 1998

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents that have been filed by Metris Companies Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement, as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

         (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated October 23, 1996, and any amendment or reports filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION  OF SECURITIES

         The description of the Company's capital stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware provides that under certain circumstances a corporation may indemnify any person who is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Certificate of Incorporation and Bylaws of the Company provide that (a) the Company shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she is or was a director, officer or employee of the Company serving at its request as a director, officer, employee, trustee or agent of another enterprise and (b) the Company shall pay the expenses, including attorney's fees, incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount by the Company. The Certificate of Incorporation also provides that, to the extent permitted by law, the directors of the Company shall have no liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Officers and Directors of the Company are insured under a standard officers' and directors liability insurance policy maintained by Fingerhut Companies, Inc., which owns over 80% of the Common Stock of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number                             Description
--------                           -----------
  4.1          Amended and Restated Certificate of Incorporation of the Company
               (incorporated by reference to Exhibit 3.a to the Company's
               Registration Statement on Form S-1, Registration No. 333-10831).

  4.2          Amended and Restated Bylaws of the Company.

  4.3 Metris Companies Inc. Non-Employee Director Stock Option Plan, as amended to date (incorporated by reference to Exhibit 10.9 to the Company's Annual Report on Form 10-K for the fiscal year ended
               December 31, 1997, File No. 001-12351).

   5.1         Opinion of Dorsey & Whitney LLP.

  23.1         Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

  23.2         Consent of KPMG Peat Marwick LLP Independent Public Accountants.

  24.1         Power of Attorney.

ITEM  9.  UNDERTAKINGS

A.       POST-EFFECTIVE AMENDMENTS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE

         The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C.       CLAIMS FOR INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis Park, State of Minnesota, on May 13, 1998.

                                          METRIS COMPANIES INC.

                                          By  /s/ Ronald N. Zebeck
                                             ---------------------------------
                                             Ronald N. Zebeck
                                             President, Chief Executive
                                             Officer and Director

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By /s/ Ronald N. Zebeck                                    Dated:   May 13, 1998
  ---------------------------------
   Ronald N. Zebeck
   resident, Chief Executive Officer and Director
   (Principal Executive Officer)

By /s/ Robert W. Oberrender                                Dated:   May 13, 1998
  ---------------------------------
   Robert W. Oberrender
   Senior Vice President and
   Chief Financial Officer
   (Principal Financial Officer)

By /s/ Jean C. Benson                                      Dated:   May 13, 1998
  ---------------------------------
   Jean C. Benson
   Director of Finance and Corporate Controller
   (Principal Accounting Officer)

By                *
  ---------------------------------
   Theodore Deikel
   Chairman of the Board of Directors

By                *
  ---------------------------------
   Dudley C. Mecum
   Director

By                *
  ---------------------------------
   Michael P. Sherman
   Director

By                *
  ---------------------------------
   Frank D. Trestman
   Director

By                *
  ---------------------------------
   Derek V. Smith
   Director

By                *
  ---------------------------------
   Lee R. Anderson, Sr.
   Director

*By /s/ Z. Jill Barclift
    ---------------------------------
   Robert W. Oberrender or Z. Jill Barclift                Dated:   May 13, 1998
   Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number                          Description
------                          -----------
   4.1            Amended and Restated Certificate of Incorporation of the Company
                  (incorporated by reference to Exhibit 3.a to the Company's
                  Registration Statement on Form S-1, Registration No. 333-10831).

   4.2            Amended and Restated Bylaws of the Company.

   4.3            Metris Companies Inc. Non-Employee Director Stock Option Plan
                  (incorporated by reference to Exhibit 10.9 to the Company's Annual
                  Report on Form 10-K for the fiscal year ended December 31, 1997, File
                  No. 001-12351).

   5.1            Opinion of Dorsey & Whitney LLP.

  23.1            Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

  23.2            Consent of KPMG Peat Marwick LLP Independent Public Accountants.

  24.1            Power of Attorney.